Exhibit 99.1

Luna Innovations Incorporated Reports First Quarter 2017 Financial Results
Net loss improved to $(1.4) million for the three months ended March 31, 2017 compared to $(1.5) million for the three months ended March 31, 2016

(ROANOKE, VA, May 11, 2017) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the three months ended March 31, 2017.

For the three months ended March 31, 2017, Luna reported revenues of $13.1 million and a net loss of $(1.4) million compared to revenues of $14.0 million and a net loss of $(1.5) million for the three months ended March 31, 2016. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") was $0.1 million for the three months ended March 31, 2017 and 2016. A reconciliation of net loss to Adjusted EBITDA can be found in the schedules included in this release.
“As we described last quarter, with the transition to a new vendor managed inventory arrangement with our largest customer in Asia as of January 1, 2017, we shipped fewer of our 100G integrated coherent receivers during the first quarter of 2017 than we did in the first quarter of 2016. As a result, our overall products and licensing revenue declined year over year," said My Chung, president and chief executive officer of Luna. "We anticipate the market for 100G products to return to significant growth in the second half of this year, driven by the build-out of metro networks in China and the adoption of our second generation 100G integrated coherent receivers. We remain focused on the execution of our key strategic growth initiatives, and continue to be excited about the growth opportunities they provide for the full year of 2017 and beyond."

First Quarter Financial Summary

Total revenues for the three months ended March 31, 2017 were $13.1 million compared to $14.0 million for the three months ended March 31, 2016. Technology development revenues increased 15% to $4.3 million for the three months ended March 31, 2017, compared to $3.7 million for the three months ended March 31, 2016. Products and licensing revenues were $8.8 million for the three months ended March 31, 2017, compared to $10.3 million for the three months ended March 31, 2016. The decline in products and licensing revenues year over year resulted primarily from lower sales of 100G receivers in Asia compared to the first quarter of the previous year as Luna transitioned to a new vendor managed inventory arrangement with its largest customer in that region.
Gross profit was $4.7 million, or 36% of revenues, for the three months ended March 31, 2017, compared to gross profit of $4.8 million, or 35% of revenues, for the three months ended March 31, 2016.
Selling, general and administrative expenses were $4.5 million for the three months ended March 31, 2017, compared to $4.6 million for the three months ended March 31, 2016.
Research, development and engineering expenses decreased to $1.4 million for the three months ended March 31, 2017 compared to $1.6 million for the three months ended March 31, 2016.
Operating loss improved to $(1.3) million for the three months ended March 31, 2017, compared to an operating loss of $(1.4) million for the three months ended March 31, 2016. Net loss attributable to common stockholders improved to $(1.4) million for the three months ended March 31, 2017, compared to a net loss attributable to common stockholders of $(1.5) million for the three months ended March 31, 2016. Adjusted EBITDA was unchanged at $(0.1) million for the three months ended March 31, 2017 and 2016.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results for the three months ended March 31, 2017, and recent business developments. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 18890708. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high speed optoelectronics and high performance fiber optic test products for the telecommunications industry and distributed fiber optic sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna's business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding Luna’s future financial performance, the significant growth of the market for Luna's 100G products in the second half of 2017, the adoption of Luna's second generation 100G integrated coherent receivers, and additional potential growth opportunities. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, technological challenges and those risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three Months Ended March 31,
	2017	2016
	(unaudited)
Revenues:
Technology development	$4,276,448	$3,723,262
Products and licensing	8,841,936	10,263,753
Total revenues	13,118,384	13,987,015
Cost of revenues:
Technology development	3,222,354	2,846,723
Products and licensing	5,220,775	6,296,685
Total cost of revenues	8,443,129	9,143,408
Gross profit	4,675,255	4,843,607
Operating expense:
Selling, general and administrative	4,495,701	4,645,282
Research, development and engineering	1,444,828	1,550,491
Total operating expense	5,940,529	6,195,773
Operating loss	(1,265,274)	(1,352,166)
Other income (expense):
Other income, net	351	3,940
Interest expense	(64,374)	(86,173)
Total other expense	(64,023)	(82,233)
Loss before income taxes	(1,329,297)	(1,434,399)
Income tax expense	26,690	25,175
Net loss	(1,355,987)	(1,459,574)
Preferred stock dividend	34,096	21,210
Net loss attributable to common stockholders	$(1,390,083)	$(1,480,784)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.05)	$(0.05)
Weighted average common shares and common equivalent shares outstanding:
Basic and diluted	27,541,356	27,477,181

Luna Innovations Incorporated
Consolidated Balance Sheets

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,105,934	$12,802,458
Accounts receivable, net	12,256,152	14,297,725
Inventory	8,722,670	8,370,235
Prepaid expenses and other current assets	1,536,003	1,627,175
Total current assets	34,620,759	37,097,593
Property and equipment, net	6,575,200	6,780,838
Intangible assets, net	8,280,903	8,681,263
Goodwill	2,348,331	2,348,331
Other assets	68,778	88,948
Total assets	$51,893,971	$54,996,973
Liabilities and stockholders’ equity
Liabilities:
Current Liabilities:
Current portion of long-term debt obligations	$1,833,333	$1,833,333
Current portion of capital lease obligations	53,043	52,128
Accounts payable	3,147,754	4,466,192
Accrued liabilities	8,672,431	8,667,100
Deferred revenue	843,345	949,603
Total current liabilities	14,549,906	15,968,356
Long-term deferred rent	1,372,356	1,403,957
Long-term debt obligations	1,965,776	2,420,032
Long-term capital lease obligations	101,328	114,940
Total liabilities	17,989,366	19,907,285
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at March 31, 2017 and December 31, 2016	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 27,989,104 and 27,988,104 shares issued, 27,542,277 and 27,541,277 shares outstanding at March 31, 2017 and December 31, 2016	28,621	28,600
Treasury stock at cost, 446,827 shares at March 31, 2017 and December 31, 2016	(517,987)	(517,987)
Additional paid-in capital	82,656,937	82,451,958
Accumulated deficit	(48,264,288)	(46,874,205)
Total stockholders’ equity	33,904,605	35,089,688
Total liabilities and stockholders’ equity	$51,893,971	$54,996,973

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2017	2016
	(unaudited)
Cash flows provided by/(used in) operating activities
Net loss	$(1,355,987)	$(1,459,574)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities
Depreciation and amortization	956,687	939,799
Share-based compensation	170,084	258,803
Bad debt expense	29,671	—
Change in assets and liabilities
Accounts receivable	2,011,902	(298,309)
Inventory	(352,435)	20,375
Other current assets	55,092	(376,642)
Accounts payable and accrued expenses	(1,313,107)	(721,289)
Deferred revenue	(137,859)	92,259
Net cash provided by/(used in) operating activities	64,048	(1,544,578)
Cash flows used in investing activities
Acquisition of property and equipment	(157,308)	(138,099)
Intangible property costs	(133,054)	(101,467)
Net cash used in investing activities	(290,362)	(239,566)
Cash flows used in financing activities
Payments on capital lease obligations	(12,697)	(20,106)
Payments of debt obligations	(458,333)	(458,334)
Proceeds from the exercise of options	820	—
Net cash used in financing activities	(470,210)	(478,440)
Net decrease in cash or cash equivalents	(696,524)	(2,262,584)
Cash and cash equivalents-beginning of period	12,802,458	17,464,040
Cash and cash equivalents-end of period	$12,105,934	$15,201,456

Luna Innovations Incorporated
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2017	2016
	(unaudited)
Net loss	$(1,355,987)	$(1,459,574)
Interest expense	64,374	86,173
Tax expense	26,690	25,175
Depreciation and amortization	956,687	939,799
EBITDA	(308,236)	(408,427)
Share-based compensation	170,084	258,803
Non-recurring merger-related charges	—	—
Adjusted EBITDA	$(138,152)	$(149,624)
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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com